                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Great Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           GREAT FINANCIAL CORPORATION
                                 329 W. MAIN ST.
                           LOUISVILLE, KENTUCKY 40202



                                                                 March 24, 1997


Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Great Financial Corporation (the "Company") which will be held on April 23, 1997 at 10:00 a.m., Louisville time, at the Commonwealth Convention Center, Room 207, 221 Fourth Avenue, Louisville, Kentucky. Holders of the Company's common stock as of March 5, 1997 are entitled to vote at the meeting.

     The only matter proposed for consideration at the meeting is the election of three directors. After reviewing the enclosed materials, please complete the proxy card and return it in the enclosed envelope. If you decide to attend the meeting, you may vote in person even if you have previously sent a proxy card.

     On behalf of the Board of Directors and all of the employees of Great Financial Corporation and Great Financial Bank, FSB, and its subsidiaries, I wish to thank you for your continued support.

                                        Sincerely yours,


                                        /s/ Paul M. Baker
                                        -------------------------------------
                                        Paul M. Baker
                                        Vice Chairman of the Board, President
                                        and Chief Executive Officer

                           GREAT FINANCIAL CORPORATION
                                 329 W. MAIN ST.
                           LOUISVILLE, KENTUCKY 40202
                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1997

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Great Financial Corporation will be held on April 23, 1997 at 10:00 a.m., Louisville time, at the Commonwealth Convention Center, Room 207, 221 Fourth Avenue, Louisville, Kentucky for the following purposes:

     1.   For the election of three directors; and

     2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has selected March 5, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

                                           By Order of the Board of Directors


                                           /s/ Richard M. Klapheke
                                           ----------------------------------
Louisville, Kentucky                       Richard M. Klapheke,
March 24, 1997                             Secretary

                           GREAT FINANCIAL CORPORATION
                                 329 W. MAIN ST.
                           LOUISVILLE, KENTUCKY 40202
                                 (502) 587-8891

                                  ------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1997

                                  ------------


SOLICITATION AND VOTING OF PROXY

     This proxy statement is being furnished to stockholders of Great Financial Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of stockholders (the "Meeting") to be held on April 23, 1997 at Commonwealth Convention Center, Room 207, 221 Fourth Avenue, Louisville, Kentucky at 10:00 a.m., Louisville time, and at any adjournments thereof. The Meeting has been called to elect three directors.

     This proxy statement and the accompanying proxy card are initially being mailed to stockholders on or about March 24, 1997.

     It is necessary that holders of a majority of the shares be represented by proxy or be present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED FOR THE NOMINEES.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

     A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Meeting.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Meeting and will be paid a fee of $4,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone or facsimile by directors, officers and regular employees of the Company or Great Financial Bank, FSB (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their own names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Meeting consist of shares of common stock of the Company (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting except as described below. The close of business on March 5, 1997 has been fixed by the Board of

Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding and entitled to vote on the Record Date was 14,021,732 shares.

     As provided in the Company's Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     The affirmative vote of a plurality of the Common Stock represented at the Meeting is required to approve the election of each of the Company's nominees for election as a director. Abstentions, broker non-votes and shares in excess of the Limit will not be counted as present and voting.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act") by such persons or groups. Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                               AMOUNT AND
                                                                NATURE OF
                         NAME AND ADDRESS OF BENEFICIAL        BENEFICIAL        PERCENT OF
TITLE OF CLASS                      OWNER                      OWNERSHIP           CLASS
--------------       ------------------------------------     -----------        ----------
Common Stock         PNC Bank, Kentucky, Inc.(1)               2,093,067(2)         14.9
                     500 West Jefferson St.
                     Louisville, KY  40296, most of which
                     shares are held as trustee for Great
                     Financial employee benefit plans
                     (ESOP, RRP & 401(k))

--------------------
(1) Under the rules of the SEC, PNC Bancorp, Inc., the parent company of PNC Bank, Kentucky, Inc., and PNC Bank Corp., the parent company of PNC Bancorp, Inc., are also deemed beneficial owners of the subject shares. Their addresses are: 222 Delaware Ave., Wilmington, Delaware 19899; and Fifth Ave. and Wood St., Pittsburgh, Pennsylvania 15222, respectively.

(2) As of February 14, 1997. The reporting persons hold substantially all of the subject shares in a trustee capacity, and enjoy sole voting powers with respect to 1,283,487 reported shares, sole dispositive powers as to 130,625 shares, shared voting powers as to 809,580 shares and shared dispositive powers with respect to 1,129,637 shares.

ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be composed of 11 members, unless the Board designates otherwise. The Board has designated the number of directors to be nine. The Board of Directors is divided into three classes, each of which contains one-third of the Board. The directors are elected by the stockholders for staggered three year terms. One class of directors, consisting of Messrs. Burks, Greenwell and Wetzel, has a term of office expiring at the 1997 Annual Meeting, or until the director's successor is duly elected and qualified. Each of these directors has been nominated for terms expiring at the 2000 annual meeting, or until their successor is duly elected and qualified.

     The nomination by stockholders of directors is governed by Article I,
Section 6 of the Company's Bylaws. It provides that a nomination for election to the Board of Directors may be made at a meeting of the stockholders at which directors are to be elected only by a stockholder entitled to vote in such election and that such nomination must be made by giving timely notice thereof to the Company. Such notice must include (i) as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, under Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (a) the name and address, as they appear on the Company's record books, of such stockholder and (b) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 90 days prior to the date of the meeting; provided that if fewer than 100 days' prior notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     Information concerning the three nominees proposed by the Board of Directors for election, along with information concerning directors continuing in office, is set forth below.

         In the event that any of the above-named nominees for director becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for the election in his or her stead of such person as the Board of Directors may recommend. Unless otherwise instructed on the proxy, the proxy holders will vote the proxies received by them FOR the election of the nominees shown below.

                                             Positions Held With             Director
     Name                       Age(1)       the Company/Bank                Since(2)
     ----                       ------       -------------------             --------
NOMINEES FOR TERMS TO EXPIRE AT 2000 ANNUAL MEETING

Ishmon F. Burks                  51          Director                        1994

George L. Greenwell              68          Director                        1982

Hugh Don Wetzel                  51          Director                        1982

CONTINUING DIRECTORS UNTIL 1998 ANNUAL MEETING

Paul M. Baker                    50          Director (Vice Chairman)        1992
                                             of Company, Chairman of
                                             Bank, President of
                                             Company

Prentice E. Brown, Jr.           59          Director                        1982

Richard L. Feltner               58          Director                        1984

CONTINUING DIRECTORS UNTIL 1999 ANNUAL MEETING

Madeline M. Abramson             41          Director                        1993

Jack E. Hartz                    68          Chairman of the Board           1978
                                             of Directors

Hugh G. Hines, Jr.               60          Director                        1983

------------------------
(1)  As of March 1, 1997
(2) Director of Company or, prior to formation of the Company, the predecessor of the Bank.

     PAUL M. BAKER serves as Chairman of the Bank and Vice-Chairman of the Company. Mr. Baker also serves as the Chief Executive Officer of the Bank and the Company, positions he has held since January 1993 and December 1993, respectively. From 1992 to February, 1995 he served as President of the Bank. Mr. Baker served as General Counsel to the Bank from 1982 until 1992.

     PRENTICE E. BROWN, JR. is the Chairman of Johnston, Brown, Burnett & Knight, Inc., an investment banking firm. Mr. Brown is also a director of Louisville Bedding Company.

     RICHARD L. FELTNER has been a Professor of Economics at Bellarmine College in Louisville, Kentucky since 1992. Prior to that, he was Dean of the School of Business at the same college. Mr. Feltner also serves on the Board of Directors of Delta Dental of Kentucky, Inc.

     MADELINE M. ABRAMSON served as a paralegal to a Louisville, Kentucky law firm from 1986 until February 1992. Mrs. Abramson is active in many civic organizations, including serving on the board of such organizations as the Jewish Hospital Foundation, American Heart Association, Maryhurst, Jewish Family and Vocational Services, American Red Cross and the Spina Bifida Association.

     JACK E. HARTZ joined the Bank in 1953 and held various positions prior to being elected President in 1987 and Chief Executive Officer in 1988. Mr. Hartz held such positions until his retirement as President in January 1992 and Chief Executive Officer in January 1993. Since 1993 Mr. Hartz has served as Chairman of the Board of Directors of the Company.

     HUGH G. HINES, JR. has been a District Agent for the Northwestern Mutual Life Insurance Company since 1967. Mr. Hines is also a Director of Advanced Marketing for the David A. Corrie General Agency, an insurance marketing firm, and serves as an associate to the Todd Organization, an insurance marketing firm.

     ISHMON F. BURKS has served as Vice President, Administration at Spalding University since 1995. From 1993-1994 he served as Vice President, Audit and Loss Prevention, for McCrory Stores. During the 25 year period prior to that Mr. Burks served in the U.S. Army in a variety of command and chief of staff positions wherein he was responsible for coordinating and directing personnel, financial, operational and logistical functions. Mr. Burks is also a founding director of Louisville Development Bancorp, Inc., the holding company for Louisville Community Development Bank.

     GEORGE L. GREENWELL serves as a consultant to the Bank's mortgage division and to Owensboro National Bank and has served as a consultant to The Mortgage Acquisition Corporation, a private investment banking firm located in Boston, Massachusetts.

     HUGH DONALD WETZEL has served as President and Chief Executive Officer of Wetzel's Super Markets, Inc. and as President of Don/Jac Corporation, a property management agency located in Owensboro, Kentucky, for in excess of the past five years.. Mr. Wetzel is also a charter member of the Food Marketing Institute, a member of the Davis County School Board and President of HDW, Co., an Owensboro advertising agency.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1996 the Board of Directors of the Company held seven meetings and the Board of Directors of the Bank held thirteen meetings. During 1996, no director attended fewer than 75 percent of the meetings of the Boards of Directors of the Company and Board committees on which they serve.

     The Company and the Bank have the following committees:

     The Compensation and Benefits Committee consists of Messrs. Wetzel, Brown, Greenwell and Ms. Abramson. This committee establishes the compensation of the Chief Executive Officer, and approves the compensation of senior officers, and various compensation and benefits to be paid to employees of the Bank. This committee met five times in 1996.

     The Audit and Control Committee consists of Messrs. Feltner, Burks and Hines. This committee generally reviews internal and external audit activities, compliance activities, and the adequacy of the systems of internal control over operations and financial reporting, and advises the Board and management on broad issues related to these areas. This committee met five times in 1996.

     The Executive Committee consists of Messrs. Baker, Feltner, Greenwell and Hartz. The purpose of this committee is to study, advise, make recommendations to, and act on behalf of the Board of Directors on matters relating to the overall management of the Company and its subsidiaries; review policies and practices relating to Board functions and operating practices and make recommendations to the Board, as appropriate; and to study, advise, and make recommendations to the Board concerning acquisitions and mergers contemplated by the Company. This committee met three times in 1996.

     The Nominating Committee consists of Messrs. Baker, Brown and Hartz and Ms. Abramson. This committee has authority to review nominations for election to the Board of Directors made by stockholders and to recommend to the Board nominees for election to the Board. This committee met once in 1996.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of the Record Date as to shares of Common Stock beneficially owned by directors and executive officers individually and by all executive officers and directors as a group. Ownership information is based upon information furnished by the respective individuals.

                                                                               Shares of
                                                                              Common Stock
                                                                              Beneficially         Percent of
       Name                             Title                                   Owned(1)              Class
       ----                             -----                                -------------         ----------
Jack E. Hartz                   Chairman of the Board                        139,270(3)(4)              *
                                of Company, Vice Chairman
                                of the Board of Bank

Paul M. Baker                   Chairman of the Board of                     351,794(3)(4)            2.5
                                the Bank, Vice Chairman
                                of the Board of the
                                Company, Chief Executive
                                Officer of Company and
                                Bank, President of Company

Arthur L. Harreld               Executive Vice President                     223,758(3)(4)            1.6
                                of Company and Bank

George L. Greenwell             Director                                     108,472(2)(4)              *

Prentice E. Brown, Jr.          Director                                      95,433(2)(4)              *

Hugh Donald Wetzel              Director                                      66,922(2)(4)              *

Hugh G. Hines, Jr.              Director                                      87,832(2)(4)              *

Richard L. Feltner              Director                                      80,094(2)(4)              *

Madeline M. Abramson            Director                                      42,855(2)(4)              *

Ishmon F. Burks                 Director                                      25,129(2)(4)              *

Jack H. Shipman                 President and Chief Operating                 31,132(3)(4)              *
                                Officer of Bank, Executive
                                Vice President of Company

Richard M. Klapheke             Executive Vice President                     113,303(3)(4)              *
                                and Chief Financial Officer
                                of Company and Bank, Treasurer
                                and Secretary of Company


James F. Statler                Executive Vice President and                 101,311(3)(4)              *
                                Chief Administrative Officer of
                                Bank and Company

All directors and                                                          1,467,505(3)(4)           10.0
executive officers as
a group (13 persons)

---------------------
*    Does not exceed 1.0% of the Company's voting securities.

(1) Each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. Beneficial ownership of shares held by family members may be disclaimed. A person is deemed to beneficially own shares which they have the right to acquire beneficial ownership of within 60 days. Shares subject to options exercisable within 60 days are deemed outstanding for computing the percentage of the outstanding shares held by the person holding such options, but not for computing the percentage of shares held by any other person.

(2) Includes 22,483 shares subject to options granted to each of Messrs. Greenwell, Brown, Wetzel, Hines and Feltner and Ms. Abramson, respectively, and 14,988 shares subject to options granted to Mr. Burks, under the Great Financial Corporation 1994 Stock Option Plan for Outside Directors, which are currently exercisable or become exercisable on or before April 14, 1997.

(3) Includes 7,930, 6,432, 9,489, 8,100 and 1,178 shares beneficially owned by Messrs. Baker, Statler, Klapheke, Harreld and Shipman under the ESOP and Savings Plan and 29,756, 198,375, 115,719, 56,206, 50,288 and 17,163 shares subject to options granted to Messrs. Hartz, Baker, Harreld, Klapheke, Statler and Shipman, respectively, under the Great Financial Corporation 1994 Incentive Stock Option Plan for Officers and Employees, which are currently exercisable or become exercisable on or before April 14, 1997.

(4)  Includes 35,709, 51,579, 27,774, 15,870, 19,341 and 4,124 shares awarded to
     Messrs. Hartz, Baker, Harreld, Statler, Klapheke and Shipman under the Great Financial Bank, FSB Recognition and Retention Plan for Officers and Employees and includes 27,774, 15,210, 15,210, 15,210, 15,210, 8,817 and
     6,613 shares awarded to Messrs. Greenwell, Brown, Wetzel, Hines, Feltner, Burks and Ms.

     Abramson under the Great Financial Bank, FSB Recognition and Retention Plan for Outside Directors, and as to which voting may be directed.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports.

     The Company has reviewed such reports received by it and written representations from such persons who are known to the Company. Based solely on such review, the Company believes that during the year ended December 31, 1996, all filing requirements were timely met.

DIRECTORS' COMPENSATION

     FEES. The annual retainer fee for outside directors of the Bank is $16,400, plus $500 for each board meeting attended. The Bank has one director emeritus who receives a retainer equal to the retainer received by the Bank's outside directors. Directors of the Company receive an annual retainer fee of $5,000.

     DIRECTORS' RETIREMENT PLAN. The Directors' Retirement Plan provides retirement benefits for persons who served as outside directors of the Bank prior to January 1, 1995 who retire at age 65 or who take early retirement. Retirement benefits commence in the month following age 65, or in the event that the director takes early retirement, in the month following the later of the month of retirement or at the attainment of age 60. The benefit payable to a director pursuant to the Retirement Plan is equal to an amount of the then-Directors' fees multiplied by a percentage based upon years of service. Benefits are payable until the later of ten years or death. Benefits payable pursuant to the Retirement Plan range from a low of 10% for directors with between six and seven years of service to 80% for directors with fifteen or more years of service to the Board. No benefits are payable to directors with less than six years of service. Partial benefits are payable in the event of disability or death prior to retirement.

EXECUTIVE COMPENSATION.

     The following table provides summary information concerning compensation paid or accrued by the Company and its subsidiaries for services during the years ended December 31, 1994, 1995 and 1996 to the named executive officers.

                                          Annual Compensation(1)                Long Term Compensation(2)
                                     --------------------------------      --------------------------------
                                                                                       Awards
                                                                           --------------------------------
                                                                           Restricted          Securities            Other
                                                                              Stock            Underlying            Compen-
Name and Principal Office            Year        Salary      Bonus(3)       Awards(4)         Options/SARs          sation(5)
-------------------------            ----       --------     --------       ---------        -------------         ----------
Paul M.  Baker
President of Company,                1994       $238,500     $225,000       $859,630            330,625             $29,205
Chief Executive Officer              1995        238,500      225,000           -                    -               27,328
of Company and Bank                  1996        238,500      230,175           -                    -               25,386


Jack H. Shipman                      1995        200,000       50,000       120,475                  -               42,023
President of Bank,                   1996        215,000       92,070           -                    -               15,035
Executive Vice  President
of Company

Arthur L.  Harreld,
Executive Vice President             1994        208,359      203,343       462,880             192.865              25.695
of Company and Bank,                 1995        210,000       90,000           -                    -               15,990
President of Mortgage                1996        210,000       92,070           -                    -               15,267
Division

James F. Statler
Executive Vice President             1994        129,383       77,630       264,500               77,146              4,620
and Chief Administrative             1995        140,000       70,000           -                 10,000             10,756
Officer  of Company and              1996        150,000       92,070           -                    -               10,033
Bank

Richard M. Klapheke
Executive Vice President,
Chief Financial Officer              1994        127,600       74,950       322,350              93,677              17,130
of Company and Bank,                 1995        140,000       70,000           -                    -               17,253
Treasurer and Secretary              1996        150,000       92,070           -                    -               16,530
of Company

------------------
(1) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year: (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(2)  There were no long term compensation payouts in 1996.
(3) "Bonus" consists of payments to certain officers earned with respect to the subject year.
(4) There was no market for the reported shares on March 30, 1994 (the date of the 1994 grants). The price used to value the shares awarded in 1994 was the value ascribed to the shares in connection with the conversion of the Bank to stock form, which conversion was effected on March 30, 1994. The numbers of shares awarded were 85,963, 46,288, 26,450 and 32,235 to Messrs. Baker, Harreld, Statler and Klapheke, respectively. These grants represent the sole restricted shareholdings of the named executive officers. The shares awarded in 1994 vest in five equal annual installments commencing April 14, 1995. Mr. Shipman's shares vest in five equal installments commencing April 12, 1996. Dividends paid on such shares accrue and are paid on distribution.
(5) For 1996 includes contributions under the Savings Plan ($3,321; $2,867; $3,325; $3,325 and $3,325, respectively) and ESOP ($3,195 for each person), and premiums paid on life insurance policies ($18,870; $8,973; $8,747; $3,513; and $10,010 respectively).

STOCK OPTIONS

     The Company granted no stock options to the named executive officers during 1996. The Company has no outstanding stock appreciation rights ("SARs").

     The following table provides information with respect to the named executive officers concerning the exercise of options during 1996 and unexercised options held as of December 31, 1996.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                             Value of
                                                                            Unexercised
                                                       Unexercised           in-the-Money
                                                         Options               Options
                                                         at Fiscal            at Fiscal
                         Acquired                        Year End             Year End(2)
                            On          Value           Exercisable/         Exercisable/
     Name                Exercise     Realized(1)      Unexercisable         Unexercisable
     ----                --------     -----------      -------------         -------------
Paul M. Baker                 0             -         132,250/198,375    $2,545,813/3,818,719
Jack H. Shipman           6,837        $110,247         3,163/40,000         46,259/585,000
Richard M. Klapheke           0             -          37,470/56,207        721,298/1,081,985
James F. Statler              0             -          32,858/54,288        605,767/938,044
Arthur L. Harreld             0             -          77,146/115,719     1,485,061/2,227,591

-----------------------
(1) Represents the difference between the closing market price for the Common Stock on the date of exercise and the option price paid upon exercise.
(2) Market value of underlying securities at December 31, 1996 ($29.25) minus the exercise price at December 31, 1996.

EMPLOYMENT AGREEMENTS

     The Bank has employment agreements with each of the named executive officers. The employment agreements provide for a two and one-third year term. In no event may the term of the agreement extend beyond the last day of the month in which the executive reaches retirement age. The agreements provide that the base salary of each respective executive will be reviewed annually. The base salaries for 1997 of Messrs. Baker, Shipman, Harreld, Statler and Klapheke are $257,500, $235,000, $220,500, $161,250 and $161,250, respectively. In addition to the base salary, the agreements provide for, among other things, disability coverage, participation in stock benefit plans and other fringe benefits applicable to senior management personnel. In addition, the named executive officers may elect to defer cash compensation which will be due them from the Bank for services rendered. Such deferred payments will include interest accruing on the deferred amounts at the Bank's statement savings account rates. Payment of the deferred amounts will accelerate upon death, retirement or permanent disability, or upon a change in control of the Bank.

     While not covered in the agreements, the Bank also has certain understandings with each of the named executive officers respecting the payment of bonuses, based upon prescribed formulas and targeted operating results.

     If within three years of a "change in control" the employee's employment is terminated without cause, or he terminates his employment for "good reason," the executive is entitled to severance pay in an amount equal to (i) the amount due through the date of termination, (ii) two additional years' compensation at the rate in effect on the date of termination, and (iii) employee's bonus compensation (if any) for the previous year, multiplied by two. Additional such benefits include reimbursement of certain legal fees and participation in employee benefit plans.

     Under the agreements, "good reason" includes a failure of the Bank to ensure that a successor assumes all of its obligations to the employee under the employment agreement, the assignment of duties inconsistent with prior duties or change of title, relocation more than 30 miles from the employee's base location, or the material reduction of employment benefits within three years from the date of a change in control. A "change in control" is defined as (i) during any period of three consecutive years individuals who at the beginning of such period constitute the Board of Directors of the Bank cease to constitute a majority thereof, unless the election or nomination for election of each new director was approved by at least two-thirds of the Board members then still in office who were Board members at the beginning of the period or were similarly nominated, (ii) the business of the Company or the Bank for which the employee's services are principally performed is disposed of by the Company or the Bank pursuant to a partial or complete liquidation of the Company or the Bank, a sale of assets of the Company or the Bank, or otherwise, (iii) the Bank or the Company consummating a transaction contemplated by an agreement which results in a change in control, (iv) a change in control as described in 12 CFR ss.574.4(a), (v) the Board of the Bank or the Company adopting a resolution to the effect that a change in control of the Bank or the Company for purposes of the agreement has occurred, (vi) the occurrence of an event of a nature that would be required to be reported in response to item 1(a) of the current report on Form 8-K as in effect on the date of the agreement, pursuant to Section 13 or 15(d) of the Exchange Act, (vii) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as the term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20 percent or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to stock form and any securities purchased by the Bank's employee stock ownership plan and trust and (viii) the occurrence of a plan of reorganization, merger, consolidation, sale of all or substantially all assets of the Bank or the Company or a similar transaction in which the Bank or the Company is not the resulting entity.

     In the event of involuntary termination other than "for cause," death, disability, "good reason," or following a change in control, the executive is entitled to severance pay in an amount equal to the amount due for the remaining term of the employment agreement, provided the executive in good faith actively seeks employment and offsets any compensation due by new compensation earned.

     Payments to the executives under the Bank's agreements are guaranteed by the Company. Payments and benefits under the employment agreements, made contingent upon a change in control, if they would constitute an excess parachute payment under Section 280G of the Internal Revenue Code ("Code") would be reduced to $1.00 less than the excess parachute amount.

RETIREMENT PLAN

     The Bank maintains a defined benefit plan (the "Retirement Plan") for salaried employees who have attained the age of 21 and have completed one year of service. The Retirement Plan is designed to comply with the requirements under Section 401(a) of the Code. The Retirement Plan provides for a monthly benefit to the employee upon retirement at the age of 65, or if later, the fifth anniversary of the employee's initial participation in the Retirement Plan. The Retirement Plan also provides for a benefit upon the participant's death or early retirement. Early retirement is conditioned upon the attainment of the age of 45, and the completion by the participant of five years of service. Benefits under the Plan are determined based on a formula taking into account the participant's final average earnings, social security benefits and years of credited service under the respective Retirement Plan. The benefit formula for normal retirement is an amount equal to 1.5% of the participant's average annual base wage (determined by using the participant's earnings for the highest five complete consecutive calendar years of service) for the Bank multiplied by the number of years of service credited to the participant for benefit purposes.

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified.


                                              RETIREMENT INCOME PLAN
                                             ESTIMATED ANNUAL BENEFITS
                                                 PAYABLE AT AGE 65
------------------------------------------------------------------------------------------
   FINAL           15 YEARS       20 YEARS        25 YEARS        30 YEARS        35 YEARS
  AVERAGE           BENEFIT        BENEFIT         BENEFIT         BENEFIT         BENEFIT
COMPENSATION        SERVICE        SERVICE         SERVICE         SERVICE         SERVICE
------------       --------       --------        --------
  $25,000          $ 5,600        $ 7,500         $ 9,400         $11,300         $13,100
   50,000           11,300         15,000          18,800          22,500          26,300
   75,000           16,900         22,500          28,100          33,800          39,400
  100,000           22,500         30,000          37,500          45,000          52,500
  150,000           33,800         45,000          56,300          67,500          78,800
  200,000           33,800         45,000          56,300          67,500          78,800

The approximate years of service, as of December 31, 1996 for the named executive officers are as follows: Baker--4, Shipman--2, Klapheke--18, Harreld--23, and Statler--13.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") for certain executive officers and their beneficiaries whose benefits from the Retirement Plan are reduced by reason of the annual limitation on benefits imposed by Section 415 of the Code and the limitations imposed on compensation taken into consideration in the determination of benefits under the Retirement Plan due to Section 401(a)(17) of the Code. Benefits under the SERP are paid to the participant in the same form as the participant elects under the Retirement Plan. However, the SERP does provide for the payment of benefits in the form of a lump sum if no written election is made by the participant. Under the SERP, compensation is defined to include all regular pay, overtime and bonuses. The SERP benefit is a monthly benefit equal to 70% of Average Monthly Compensation, as defined in the SERP, offset by a participant's Retirement Plan accrued benefit, certain Social Security benefits, certain vested benefits under the Bank's Employee Stock Ownership Plan, and certain vested benefits attributed to the Bank's 401(k) Savings Plan. In addition, there is a reduction for each month by which a participant's years of benefit service falls short of 30 years (0.125% for first 120 months, 0.167% for next 120 months and 0.250% for last 120 months).

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 expressed in the form of a single life annuity for the final average salary and benefit service classifications specified.

                                                  GREAT FINANCIAL BANK
                                                       SERP
                     --------------------------------------------------------------------------
   FINAL             15 YEARS        20 YEARS        25 YEARS         30 YEARS         35 YEARS
  AVERAGE               OF              OF              OF               OF               OF
COMPENSATION          SERVICE         SERVICE         SERVICE          SERVICE          SERVICE
------------         --------        --------        --------         --------         --------
   $25,000           $      0        $      0        $    219         $    969         $      0
    50,000                  0            2346            3846             5346             3096
    75,000               4698            8823           11073            13323             9948

    100000              11108           16608           19608            22608            18108
   150,000              24419           32669           37169            41669            34919
   200,000              39870           50870           56870            62870            53870
   250,000              55620           69370           76870            84370            73120


The approximate years of service, as of December 31, 1996 for the named executive officers are as set forth above for the Retirement Plan.

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's and the Bank's Compensation and Benefits Committees consist of Messrs. Wetzel, Brown and Greenwell and Ms. Abramson. No member of such Compensation and Benefits Committees was: (a) an officer of the Company or any of its subsidiaries during the last fiscal year; (b) a former officer of the Company or any of its subsidiaries (except for Mr. Greenwell, who retired as President and Chief Executive Officer of Lincoln Service Mortgage Corporation (a former subsidiary of the Bank) in 1987); or (c) an insider (i.e., a director, officer or nominee or immediate family member of the foregoing) of the Bank who engaged in transactions with the Company or any subsidiary involving more than $60,000 during 1996, except for Mr. Greenwell, who had a consulting agreement with the Bank which paid him $115,000 in 1996.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committees of the Company and the Bank (the "Committee") review and recommend compensation of executive officers to the Company's and Bank's Boards of Directors. The philosophy of the Company is to provide compensation to the chief executive officer and the other executive officers that is competitive with that of comparable institutions, that provides the opportunity to earn cash bonuses if the performance of the Bank exceeds stated goals, and that provides long-term incentives through stock-based compensation benefits. Through its compensation policies, the Committee aims to attract and retain the highly-skilled senior management necessary to ensure the long-term success of the Company.

     Following the conversion of the predecessor of the Bank from mutual to stock form as a subsidiary of the Company in March 1994 (the "Conversion"), the Bank entered into individually negotiated restated employment agreements with the named executive officers (except for Mr. Shipman). The salary amounts provided in the agreements were equal to the salary amounts which had been provided in agreements which had previously been in existence between certain of the employees and the Bank's predecessor and certain other of the employees prior to the Conversion. The annual salaries for Bank executive officers were based upon a general investigation of the levels of compensation at comparable institutions carried out by the Bank's Compensation and Benefits Committee. In determining the 1996 annual compensation, factors generally considered were subjective considerations of management effectiveness, maintenance of regulatory compliance standards, professional leadership and contributions to the Bank's success. At Mr. Baker's request, his annual salary was not increased for 1996.

     In 1996 the Committee adopted a bonus compensation plan which established targeted after-tax earnings goals and an efficiency ratio goal. Each executive officer was then assigned a potential bonus assuming that the targeted efficiency ratio and the earnings goals were achieved. In the event the goals were not achieved, the plan provided for a pro rata reduction in the bonus amount, or a complete forfeiture in the event the earnings were at or below a specified amount. On the other hand, in the event the earnings were above the target, the bonus payment could be increased above the set amount (subject to a cap). Because the efficiency ratio goal was achieved and after-tax earnings target exceeded during 1996, in January, 1997 the Committee awarded each of the executive officers bonus amounts in excess of the set target bonus.

         COMPENSATION AND BENEFITS COMMITTEE OF THE COMPANY AND THE BANK

                               Hugh Donald Wetzel
                               George L. Greenwell
                              Prentice E. Brown, Jr
                              Madeline M. Abramson

PERFORMANCE GRAPH

     The following graph shows a thirty-three month comparison of total shareholder return on the Common Stock since March 30, 1994, with the cumulative total return of both a broad-market index and a peer group index. The broad-market index chosen was the NASDAQ National Market and the group index chosen was the NASDAQ Bank Stocks Total Return Index. The graph assumes the value of the investment in Common Stock and in each index was $100 at March 30, 1994 and that all dividends were reinvested.

                 COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN





Measurement Period         Great Financial      Nasdaq Stock
(Fiscal Year Covered)      Corporation          Market-US           Nasdaq Bank
3/94                       100                  100                 100
12/94                      105                  101                 102
12/95                      163                  144                 150
12/96                      203                  178                 199







TRANSACTIONS WITH CERTAIN RELATED PERSONS

     As of December 31, 1996, the Company's directors and executive officers had loans outstanding from the Bank of approximately $609,255 in the aggregate. All such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

     In connection with certain split-dollar insurance arrangements with executive officers of the Company proposed to be entered into in 1997, the Company may engage the Todd Organization to serve as placement agent. Hugh Hines, a director of the Company and associate of the Todd Organization, would receive commissions of approximately $120,000 over a ten-year period in connection with such engagement.

     The Company has a consulting agreement with Mr. Greenwell. The agreement provides for Mr. Greenwell to provide consulting services to the Bank's mortgage division. The agreement provides for annual payments of $115,000 in consideration of such services and will expire on December 31, 1998.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the Board of Directors to vote the shares represented thereby on such matters in accordance with their best judgment.

INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

     Management intends to recommend that Deloitte & Touche LLP act as the Company's independent public accountants and auditors for the year ending December 31, 1997 and it is anticipated that such recommendation will be followed by the Company's Board of Directors. A representative from such firm is expected to be present at the Meeting and will be available to make a statement should he so desire, and respond to appropriate questions.

STOCKHOLDER PROPOSALS

     To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement, no later than December 1, 1997 (assuming proxy materials for the 1998 Annual Meeting are mailed by March 30, 1998). Any such proposal will be subject to Rule 14a-8 of the Rules and Regulations under the Exchange Act.

     Whether or not you intend to be present at this Meeting, you are urged to return your proxy promptly. If you are present at this Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

                                             By Order of the Board of Directors


                                             /s/ Richard M. Klapheke
                                             ----------------------------------
Louisville, Kentucky                         Richard M. Klapheke
March 24, 1997                               Secretary


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                                                      Appendix A

PROXY                     GREAT FINANCIAL CORPORATION                      PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 23, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack E. Hartz and Paul M. Baker, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned, at the annual meeting of the stockholders of Great Financial Corporation, to be held on April 23, 1997, at 10:00 a.m. Eastern Standard Time, at Commonwealth Convention Center, Room 207, 221 Fourth Ave., Louisville, Kentucky, and at any adjournments or postponements thereof, in accordance with the directions given on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                  (Continued and to be signed on reverse side)



                          (Continued from other side)

(1) ELECTION OF DIRECTORS.

   [ ] FOR ALL              [ ] WITHHOLD AS TO ALL            [ ] FOR ALL EXCEPT

   (INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote "FOR ALL EXCEPT" and strike a line through the nominee's name with respect to whom you choose to withhold authority.)

             Ishmon F. Burks, George L. Greenwell and Hugh Don Wetzel

(2) In their discretion, on such other matters as may properly come before the meeting.

                 PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY


                                              _________________________________
                                                         Signature


                                              __________________________________
                                                  Signature (if held jointly)


                                               Dated: ____________________, 1997

                                               SIGNATURE OF SHAREHOLDER(S)
                                               SHOULD CORRESPOND EXACTLY WITH
                                               THE NAME PRINTED HEREON. JOINT
                                               OWNERS SHOULD EACH SIGN
                                               PERSONALLY. EXECUTORS,
                                               ADMINISTRATORS, TRUSTEES, ETC.,
                                               SHOULD GIVE FULL TITLE AND
                                               AUTHORITY.